                             AMENDED AND RESTATED
                         FUND PARTICIPATION AGREEMENT

      This Amended and Restated Fund Participation Agreement ("Agreement"), is entered into this 16th day of October, 2006 by and among the following parties:

      o IDS LIFE INSURANCE COMPANY OF NEW YORK ("Insurance Company"), organized under the laws of the State of New York, on its own behalf and on behalf of each segregated asset account named in
            Schedule 1 to this Agreement, as may be amended from time to time (each account referred to as a "Separate Account" as defined below);

      o AMERIPRISE FINANCIAL SERVICES, INC. ("Contract Distributor"), a Delaware corporation;

      o LAZARD ASSET MANAGEMENT SECURITIES LLC ("LAM"), a Delaware limited liability company; and,

      o LAZARD RETIREMENT SERIES, INC. ("Fund"), a Maryland corporation, with respect to the Fund's Portfolios named on Schedule 1, as it may be amended from time to time (each a "Portfolio")

(collectively, the "Parties").

                                  ARTICLE I.
                                  DEFINITIONS

      The following terms used in this Agreement shall have the meanings set forth below:

1.1   "1933 Act" shall mean the Securities Act of 1933, as amended.

1.2   "1940 Act" shall mean the Investment Company Act of 1940, as amended.

1.3   "Board" shall mean Fund's Board of Directors.

1.4 "Business Day" shall mean any day for which the Portfolios calculate net asset value per share as described in the Portfolio Prospectuses.

1.5   "Code" shall mean the Internal Revenue Code of 1986, as amended.

1.6   "Commission" shall mean the Securities and Exchange Commission.

1.7 "Contract" shall mean a variable annuity or variable life insurance contract that uses a Portfolio as an underlying investment medium and is named on Schedule 1.


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1.8   "Contract Portfolios" shall mean investment companies, other than the
      Portfolios, used by a Contract as an underlying investment medium.

1.9 "Contract Prospectus" shall mean the currently effective prospectus and statement of additional information or other offering documents with respect to a Contract (such as a written description of a Contract not registered under the 1933 Act), including any supplements or amendments thereto.

1.10 "Contractholder" shall mean any person that is a party to a Contract with a Participating Company.

1.11 "Disinterested Board Members" shall mean those members of the Board that are not deemed to be "interested persons" of Fund, as defined in the 1940 Act.

1.12  "General Account" shall mean the general account of Insurance Company.

1.13  "IRS" shall mean the Internal Revenue Service.

1.14  "NASD" shall mean the National Association of Securities Dealers, Inc.

1.15  "Notice" shall mean the notice related to the Order.

1.16 "Order" shall mean Fund's mixed and shared funding exemptive order of the Commission pursuant to Section 6(c) of the 1940 Act.

1.17  "Participants" shall mean individuals who participate under a group
      Contract.

1.18 "Participating Company" shall mean any insurance company, including Insurance Company, that offers variable annuity and/or variable life insurance contracts and that has entered into an agreement with Fund for the purpose of making Portfolio shares available to serve as the underlying investment medium for Contracts.

1.19 "Parties" shall mean Insurance Company, Contract Distributor, LAM and Fund, collectively.

1.20 "Portfolio Prospectus" shall mean the currently effective prospectus and statement of additional information with respect to a Portfolio, including any supplements or amendments thereto.

1.21 "Separate Account" shall mean a separate account duly established by Insurance Company that invests in a Portfolio and is named on Schedule 1.


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

                                 ARTICLE I.A.
                           AMENDMENT AND RESTATEMENT

      A.1. Fund and LAM acknowledge the planned re-naming of IDS Life Insurance Company of New York to RiverSource Life Insurance Co. of New York on December 31, 2006 at 10:59:59 p.m. Central Time (the "Effective Time"). On and after the Effective Time, all references in this Agreement and in Schedule 1 hereto to IDS Life Insurance Company of New York or Insurance Company shall mean and refer to RiverSource Life Insurance Co. of New York.

      A.2. This Agreement shall amend and supersede the Fund Participation Agreement dated February 21, 2002 between the Insurance Company, the Contract Distributor, Lazard Asset Management, a division of Lazard Freres & Co. and the Fund, as amended on August 18, 2003.

                                  ARTICLE II.
                  REPRESENTATIONS, WARRANTIES AND AGREEMENTS

2.1   Insurance Company represents, warrants and covenants that:

      (a) it is and shall remain an insurance company duly organized and in good standing under applicable law;

      (b) it has legally and validly established and shall maintain each Separate Account pursuant to applicable insurance laws and regulations;

      (c) it has registered and shall maintain the registration of each Separate Account as a unit investment trust under the 1940 Act to serve as a segregated investment account for the Contracts, or, alternatively, it has not so registered the Separate Accounts in proper reliance upon an exclusion from such registration (which exclusion shall be communicated to Fund);

      (d) each Separate Account is and at all times shall be eligible to invest in shares of a Portfolio without such investment disqualifying Fund as an investment medium for insurance company separate accounts supporting variable annuity and/or variable life insurance contracts;

      (e) each Separate Account is and at all times shall be a "segregated asset account" and interests in each Separate Account that are offered to the public shall be issued exclusively through the purchase of a Contract that is and at all times shall be a "variable contract," in each case within the meaning of such terms under Section 817 of the Code and the regulations thereunder; Insurance Company agrees to notify Fund and LAM immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future;


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

      (f) the Contracts are intended to be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, it shall make every effort to maintain such treatment and it shall notify Fund immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future; and

      (g) all of its employees and agents who deal with money and/or securities of Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage, which shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company, in an amount not less than that required to be maintained by Fund; Insurance Company agrees to hold for the benefit of Fund and to pay to Fund any amounts lost from larceny, embezzlement or other events covered by said bond to the extent such amounts properly belong to Fund pursuant to the terms of this Agreement.

2.2 Insurance Company and Contract Distributor represent, warrant and covenant that:

      (a) units of interest in each Separate Account available through the purchase of Contracts are registered under the 1933 Act, or are not so registered in proper reliance upon an exclusion from such registration;

      (b) the Contracts shall be issued and sold in compliance in all material respects with all applicable federal and state laws, including state insurance suitability requirements;

      (c) Insurance Company and Contract Distributor will otherwise comply in all material respects with all applicable federal and state laws, including state insurance laws and regulations, in the performance of this Agreement. Insurance Company agrees to inform Fund promptly of any investment restrictions imposed by state insurance law and applicable to Fund; and

      (d) Insurance Company and Contract Distributor shall comply with all the applicable laws and regulations designed to prevent money laundering including without limitation the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (Title III of the USA PATRIOT ACT), and if required by such laws or regulations will share information with the Fund and LAM about individuals, entities, organizations and countries suspected of possible terrorist or money laundering activities in accordance with Section 314(b) of the USA PATRIOT ACT.

2.3 Contract Distributor represents and warrants that it is and at all times shall be:

      (a)   registered with the Commission as a broker-dealer;

      (b)   a member in good standing of the NASD; and


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

      (c) duly organized, validly existing and in good standing under applicable law, with full power, authority, and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement.

2.4   Fund represents and warrants that:

      (a) it is and shall remain registered with the Commission as an open-end, management investment company under the 1940 Act;

      (b)   Portfolio shares are registered under the 1933 Act;

      (c) it possesses and shall maintain all legal and regulatory licenses, approvals, consents and/or exemptions required for it to operate and offer its shares as an underlying investment medium for the Contracts;

      (d) each Portfolio is or will be qualified as a regulated investment company under Subchapter M of the Code, it shall make every effort to maintain such qualification and it shall notify Insurance Company promptly upon having a reasonable basis for believing that any Portfolio invested in by a Separate Account has ceased to so qualify or that it might not so qualify in the future; and

      (e) all of its directors, officers, employees, investment advisers, and other individuals/entities who deal with the money and/or securities of Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage, which shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company, for the benefit of Fund in an amount not less than that required by Rule 17g-I under the 1940 Act.

Fund makes no representation as to whether any aspect of its operations, including without limitation, investment policies, fees and expenses, complies with the insurance laws of any state.

2.5 LAM , the distributor for the Fund's shares, represents and warrants that it is and at all time shall be:

      (a)   registered with the Commission as a broker-dealer;

      (b)   a member in good standing of the NASD; and

      (c) duly organized, validly existing and in good standing under applicable law, with full power, authority, and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement.

2.6 Each Portfolio's assets will be managed and invested in a manner that complies with the requirements of Section 817(h) of the Code and Treasury Regulation ss. 1.817-5, relating to the diversification requirements for variable annuity, endowment or life insurance contracts. If a Portfolio fails to comply with Section 817(h) of the Code, Fund will take all reasonable steps to adequately diversify the Portfolio so as to achieve compliance within the grace period afforded by Treasury Regulation ss. 1.817-5. If Fund does not adequately diversify the Portfolio during the grace period, it will take reasonable steps to notify Insurance Company that the Portfolio has failed to so comply. In the event the IRS asserts in writing in connection with any governmental audit or review of Insurance Company or, to Insurance Company's knowledge, of any Contractholder, that any Portfolio has failed or allegedly failed to comply with the diversification requirements of Section 817(h) of the Code or the regulations thereunder or Insurance Company otherwise becomes aware of any facts that could give rise to any claim against Fund or its affiliates as a result of such a failure or alleged failure, Insurance Company shall promptly notify Fund and LAM of such assertion or potential claim and shall permit Fund and LAM and its affiliates and their legal and accounting advisers to participate in any conferences, discussions or proceedings with the IRS, any Contractholder or any other claimant regarding such claims.

2.7 Notwithstanding anything to the contrary contained in this Agreement, in addition to and not in lieu of other provisions in this Agreement:

      (a) "Confidential Information" includes but is not limited to all proprietary and confidential information of Insurance Company, Distributor and their subsidiaries, affiliates and licensees (collectively the "Protected Parties" for purposes of this Section 13.5), including without limitation all information regarding the customers of the Protected Parties; or the accounts, account numbers, names, addresses, social security numbers or any other personal identifier of such customers; or any information derived therefrom.

      (b) Fund and LAM may not use or disclose Confidential Information for any purpose other than (i) to carry out the purpose for which Confidential Information was provided to Fund or LAM as set forth in the Agreement (ii) to its affiliates, or (iii) as required by law, regulation or rule; and Fund and LAM each agree to cause all its employees, agents and representatives, or any other party to whom Fund or LAM may provide access to or disclose Confidential Information to limit the use and disclosure of Confidential Information to that purpose.

      (c) Fund and LAM each agrees to implement appropriate measures designed to attempt to (i) ensure the security and confidentiality of Confidential Information, (ii) protect such information against any anticipated threats or hazards to the security or integrity of such information, and (iii) protect against unauthorized access to, or use of, Confidential Information that could result in substantial harm or inconvenience to any customer of the Protected Parties; Fund and LAM each further agrees to cause all its affiliates, agents, representatives or subcontractors of, or any other party to whom Fund or LAM may provide access to or disclose Confidential Information to implement appropriate measures designed to meet the objectives set forth in this Section 2.7.


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

      (d)   Fund and LAM acknowledge that any breach of the agreements in this
            Section 2.7 would result in immediate and irreparable harm to the Protected Parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the Protected Parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate. The provisions of this Section 2.7 shall survive termination of this Agreement.

2.8 Fund and LAM shall comply with all the applicable laws and regulations designed to prevent money laundering including without limitation the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (Title III of the USA PATRIOT ACT), and if required by such laws or regulations will share information with the Insurance Company and Contract Distributor about individuals, entities, organizations and countries suspected of possible terrorist or money laundering activities in accordance with Section 314(b) of the USA PATRIOT ACT.

                                 ARTICLE III.
                                  FUND SHARES

3.1 Fund agrees to make the shares of each Portfolio available for purchase by Insurance Company and each Separate Account at net asset value, subject to the terms and conditions of this Agreement and the Portfolio Prospectus. Fund may refuse to sell the shares of any Portfolio to any person, or suspend or terminate the offering of the shares of any Portfolio, as permitted by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, suspension or termination is necessary and in the best interests of the shareholders of such Portfolio.

3.2 Fund agrees that it shall sell shares of the Portfolios only to Participating Companies and their separate accounts, the general accounts of Participating Companies and their affiliates and to qualified pension and retirement plans. No shares of any Portfolio will otherwise be sold to the general public.

3.3 Except as noted in this Article III, Fund and Insurance Company agree that orders and related payments to purchase and redeem Portfolio shares shall be processed in the manner set out in Schedule 2 hereto.

3.4 Fund shall confirm each purchase or redemption order made by Insurance Company. Transfer of Portfolio shares shall be by book entry only. No share certificates shall be issued to Insurance Company. Shares ordered from Fund shall be recorded in an appropriate title for Insurance Company, on behalf of each Separate Account or the General Account.


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

3.5 Fund shall provide same-day notice (followed by written confirmation) to Insurance Company of the amount of dividend and capital gain, if any, per share of each Portfolio to which each Separate Account is entitled. Insurance Company hereby elects to reinvest all dividends and capital gains of any Portfolio in additional shares of that Portfolio at the applicable net asset value per share, until Insurance Company otherwise notifies Fund in writing.

                                  ARTICLE IV.
                            STATEMENTS AND REPORTS

4.1 Fund shall provide Insurance Company with quarterly statements of account for each Separate Accounts Portfolio accounts as of the end of each quarter by the fifteenth (15th) Business Day of the following month.

4.2   (a)   At least annually, Fund or its designee shall provide Insurance
            Company, free of charge, with as many copies of Portfolio
            Prospectuses, including supplements or updates thereto, as Insurance Company may reasonably request for distribution by Insurance Company to existing Contractholders and Participants with respect to Separate Accounts invested in the relevant
            Portfolios.

      (b) Fund or its designee will provide written instruction to all Participating Companies each time the Fund amends or supplements its current prospectus or statement of additional information directing the Participating Companies as to whether the amendment or supplement is to be provided (a) immediately to Contractholders who have Contract value allocated to a Portfolio or (b) is to be held and combined with another Fund or Contract related mailing as permitted by applicable federal securities laws. Fund agrees that the instruction it gives the Insurance Company in each instance will be the same as the instruction it provides other Participating Companies. Insurance Company agrees to tran(SM)it any such amendment or supplement with the relevant Portfolio's prospectus and/or statement of additional information to which such amendment or supplement relates from the time such amendment or supplement is received by Insurance Company or such later date as the Fund may specify.

      (c) Fund or its designee shall provide Insurance Company, at Insurance Company's expense, with as many copies of Portfolio Prospectuses as Insurance Company may reasonably request for distribution by Insurance Company to prospective purchasers of Contracts.

      (d) If reasonable requested by Insurance Company, Fund or its designee shall provide Portfolio Prospectuses in "camera ready" copy or, at the request of Insurance Company, in the electronic format sent to the financial printer and other assistance as is reasonably necessary in order for the Parties once a year (or more frequently if the Portfolio Prospectuses are supplemented or updated) to distribute the

            Portfolio prospectuses. The reasonable expenses of such printing, if for existing Contractholders and Participants, will be borne by Fund. The expenses of such printing, if for prospective purchasers of Contracts, will be borne by Insurance Company.

      (e) The form of the Portfolio Prospectuses provided to Insurance Company shall be the final form of Portfolio Prospectus as filed with the Commission, which form shall include only those Portfolios identified on Schedule 1.

      (f)   In the event the Fund initiates (i) a reorganization as defined by
            Section 2 of the 1940 Act, or (ii) changes the Fund's name or the name of a Portfolio, the Fund or its designee will reimburse the Insurance Company for its internal and out-of-pocket costs associated with the aforementioned actions. Insurance Company agrees to use its best efforts to minimize any costs incurred and shall provide Fund or its designated agent with acceptable documentation of any such costs incurred.

4.3 Fund shall provide Insurance Company with at least one complete copy of all registration statements, periodic reports and proxy statements and all applications for exemptive orders and requests for no-action letters that relate to a Separate Account.

4.4 Fund shall provide Insurance Company with copies of each Portfolio's periodic reports, proxy statements and other printed materials (which the Portfolio customarily provides to its shareholders) in quantities as Insurance Company may reasonably request for distribution by Insurance Company to each Contractholder and Participant with respect to Separate Accounts invested in that Portfolio. Insurance Company shall distribute, at Fund's expense, such materials, except proxy materials, to such Contractholders and Participants. Fund, at its expense, shall:

      (a) distribute its proxy materials directly to the appropriate Contractholder; or

      (b) provide a mailing agent of Fund's choosing with copies of Fund's proxy materials in such quantity as Insurance Company will reasonably require. Insurance Company will provide for the distribution of the proxy materials to existing Contractholders. Fund will bear the cost of distribution and proxy tabulations.

4.5 Insurance Company shall provide Fund with at least one complete copy of all registration statements, periodic reports, proxy statements, applications for exemptive orders, requests for no action letters, and all amendments to any of the above, that are material to a Portfolio promptly after the filing of such document with the Commission or other regulatory authorities or, if such materials are not filed, contemporaneously with first use. Insurance Company shall provide to Fund and LAM any complaints received from Contractholders pertaining to Fund or a Portfolio.


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

                                  ARTICLE V.
                                   EXPENSES

5.1 Except as otherwise specifically provided herein, each Party will bear all expenses incident to its performance under this Agreement.

                                  ARTICLE VI.
                               EXEMPTIVE RELIEF

6.1 Insurance Company acknowledges that it has reviewed a copy of the Order and, in particular, has reviewed the conditions to the relief set forth in the Notice. As required by the conditions set forth in the Notice, Insurance Company shall report any potential or existing conflicts promptly to the Board. In addition, Insurance Company shall be responsible for assisting the Board in carrying out its responsibilities under the Order by providing the Board with all information necessary for the Board to consider any issues raised including, without limitation, information whenever Contract voting instructions are disregarded. Insurance Company, at least annually (but more frequently if requested by Fund), shall submit to the Board such reports, materials, or data as the Board may reasonably request so that the Board may carry out fully the obligations imposed upon it by the Order. Insurance Company agrees to carry out such responsibilities with a view to the interests of existing Contractholders.

6.2 If a majority of the Board, or a majority of Disinterested Board Members, determines that a material irreconcilable conflict exists with regard to Contractholder investments in Fund, the Board shall give prompt notice to all Participating Companies. If the Board determines that Insurance Company is a Participating Company for whom the conflict is relevant, Insurance Company shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the Disinterested Board Members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include, but shall not be limited to:

      (a) withdrawing the assets allocable to some or all Separate Accounts from Fund or any Portfolio and reinvesting such assets in a different investment medium (which may include another Portfolio);

      (b) submitting the question of whether such segregation should be implemented to a vote of all affected Contractholders and, as appropriate, segregating the assets of any appropriate group (i.e. variable annuity or variable life insurance Contractholders) that votes in favor of such segregation; and/or

      (c) establishing a new registered management investment company or managed separate account.


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

6.3 If a material irreconcilable conflict arises as a result of a decision by Insurance Company to disregard Contractholder voting instructions and that decision represents a minority position or would preclude a majority vote, Insurance Company may be required, at the Board's election, to withdraw the investments of its Separate Accounts in Fund. No charge or penalty shall be imposed as a result of such withdrawal.

6.4 For the purpose of this Article, a majority of the Disinterested Board Members shall determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event shall Fund or LAM or any other investment adviser of Fund be required to bear the expense of establishing a new funding medium for any Contract. Insurance Company shall not be required by this Article to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contractholders materially and adversely affected by the material irreconcilable conflict.

6.5 No action by Insurance Company taken or omitted, and no action by a Separate Account or Fund taken or omitted as a result of any act or failure to act by Insurance Company pursuant to this Article VI shall relieve Insurance Company of its obligations under, or otherwise affect the operations of, this Article VI.

                                 ARTICLE VII.
                             VOTING OF FUND SHARES

7.1 Insurance Company shall provide pass-through voting privileges to all Contractholders and Participants so long as and to the extent the Commission continues to interpret the 1940 Act as requiring pass-through voting privileges or to the extent otherwise required by law. Accordingly, Insurance Company, where applicable, shall vote shares of a Portfolio held in each Separate Account in a manner consistent with voting instructions timely received from its Contractholders and Participants. Insurance Company shall be responsible for assuring that the Separate Account determines voting privileges in a manner consistent with other Participating Companies. Insurance Company shall vote shares for which it has not received timely voting instructions, as well as shares it owns, in the same proportion as it votes those shares for which it has received voting instructions.

7.2 If and to the extent Rule 6e-2 and Rule 6e-3(T) under the 1940 Act are amended, or if Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules thereunder with respect to mixed and shared funding on terms and conditions materially different from any exemptions granted in the Order, then Fund, and/or the Participating Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable.

7.3 Insurance Company agrees that it shall not: (a) without the prior written consent of Fund and LAM, solicit, introduce or encourage Contractholders or Participants to change or supplement Fund's investment adviser or change, modify or substitute a Portfolio or (b) without prior written notification to Fund and LAM delete a Portfolio from the current investment options under the Contracts.

                                 ARTICLE VIII.
                                   MARKETING

8.1 Fund or its designee shall periodically furnish Insurance Company with sales literature or other promotional materials for each Portfolio, in quantities as Insurance Company may reasonably request, for distribution to prospective purchasers of Contracts. Expenses for the printing and distribution of such documents shall be borne by Insurance Company.

8.2 Insurance Company shall designate certain persons or entities that shall have the requisite licenses to solicit applications for the sale of Contracts.

8.3 Insurance Company shall furnish, or shall cause to be furnished, to Fund each piece of sales literature or other promotional material in which Fund, LAM or Fund's investment adviser or administrator is named, at least five (5) Business Days prior to its use. No such material shall be used unless Fund and LAM or their respective designees approve such material in writing.

8.4 Fund shall furnish, or shall cause to be furnished, to Insurance Company each piece of Fund's sales literature or other promotional material in which Insurance Company or a Separate Account is named, at least five
      (5) Business Days prior to its use. No such material shall be used unless Insurance Company approves such material in writing.

8.5 Insurance Company shall not give any information or make any representations or statements on behalf of Fund, LAM or concerning Fund or any Portfolio other than the information or representations contained in a Portfolio Prospectus, periodic reports, proxy statements or in sales literature or other promotional material approved by Fund.

8.6 Fund shall not, in connection with the sale of Portfolio shares, give any information or make any representations on behalf of Insurance Company or concerning Insurance Company, a Separate Account, or the Contracts other than the information or representations contained in a Contract Prospectus, in published reports for each Separate Account that are in the public domain or approved by insurance Company for distribution to Contractholders; or Participants, or in sales literature or other promotional material approved by Insurance Company.

8.7 For purposes of this Agreement, the phrase "sales literature or other promotional material" or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under the rules of the NASD, the 1940 Act or the 1933 Act.

                                  ARTICLE IX.
                                INDEMNIFICATION

9.1 Insurance Company and Contract Distributor each agree to indemnify and hold harmless Fund, LAM, any investment adviser of a Portfolio, and their affiliates, and each of their respective directors, trustees, general members, officers, employees, agents and each person, if any, who controls any of the foregoing entities or persons within the meaning of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 9.1), against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with or any amounts paid in settlement of, any action, suit or proceeding or any claim asserted and any income taxes, penalties or toll charges) (collectively, "Losses") for which the Indemnified Parties may become subject insofar as such Losses (or actions in respect thereof):

      (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement, Contract Prospectus, Contract or sales literature or other promotional material relating to a Separate Account or the Contracts (collectively, "Account documents") or arise out of or are based upon the omission or the alleged omission to state in any Account documents a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that neither Insurance Company nor Contract Distributor shall be liable in any such case to the extent that any such Loss arises out of or is based upon any such materially untrue statement or material omission made in any Account document which materially untrue statement or material omission was made in reliance upon and in conformity with written information furnished by or on behalf of Fund specifically for use therein;

      (b) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement, Portfolio Prospectus or sales literature or other promotional material relating to Fund or a Portfolio (collectively, "Portfolio documents") or arise out of or are based upon the omission or the alleged omission to state in any Portfolio documents a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, provided such materially untrue statement or material omission was made in reliance upon and in conformity with information furnished to Fund or LAM by or on behalf of Insurance Company or Contract Distributor specifically for use therein;

      (c) arise out of or as a result of statements or representations (other than statements or representations contained in any Portfolio document on which Insurance Company or Contract Distributor have reasonably relied) or wrongful conduct of Insurance Company or Contract Distributor or their respective agents and persons under their respective control with respect to the sale and distribution of Contracts or Portfolio shares;

      (d) arise out of any material breach of any representation, warranty and/or covenant made by Insurance Company or Contract Distributor in this Agreement, or arise out of or result from any other material breach of this Agreement by Insurance Company or Contract Distributor;

      (e) arise out of Insurance Company's incorrect calculation and/or incorrect or untimely reporting of net purchase or redemption orders; or

      (f) arise out of or are related to any tax liability under Section 851 of the Code arising from purchases or redemptions by the General Account.

9.2 Fund and LAM each agree to indemnify and hold harmless Insurance Company and Contract Distributor, and their affiliates, and each of their respective directors, trustees, general members, officers, employees, agents and each person, if any, who controls Insurance Company or Contract Distributor within the meaning of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 9.2), against Losses for which Indemnified Parties may become subject insofar as such Losses (or actions in respect thereof):

      (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Portfolio documents or arise out of or are based upon the omission or the alleged omission to state in any Portfolio documents a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that neither Fund nor LAM shall be liable in any such case to the extent that any such Loss arises out of or is based upon any such materially untrue statement or material omission made in any Portfolio document which materially untrue statement or material omission was made in reliance upon and in conformity with information furnished by or on behalf of Insurance Company or Contract Distributor specifically for use therein;

      (b) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in Account documents or arise out of or are based upon the omission or the alleged omission to state in any Account documents a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, provided such materially untrue statement or material omission was made in reliance upon and in conformity with written information furnished to Insurance Company or Contract Distributor by or on behalf of Fund specifically for use therein;

      (c) arise out of or as a result of statements or representations (other than statements or representations contained in any Account document on which Fund or LAM have reasonably relied) or wrongful conduct of Fund or LAM or their respective agents and persons under their respective control with respect to the sale and distribution of Portfolio shares;

      (d) arise out of any material breach of any representation and/or warranty made by Fund or LAM in this Agreement, or arise out of or result from any other material breach of this Agreement by Fund or LAM; or

      (e) arise out of any incorrect calculation and/or reporting of the daily net asset value, dividend rate or capital gain distribution rate of a Portfolio by the Fund; provided, however, that Fund shall have no obligation to indemnify and hold harmless the Indemnified Parties if the incorrect calculation or reporting was the result of incorrect information furnished by or on behalf of Insurance Company or Contract Distributor or otherwise as a result of or relating to Insurance Company's or Contract Distributor's negligence or breach of this Agreement.

9.3 In no event shall Fund or LAM be liable for any consequential, incidental, special or indirect damages resulting to Insurance Company or Contract Distributor or their affiliates hereunder. In no event shall Insurance Company or Contract Distributor be liable for any consequential, incidental, special or indirect damages resulting to Fund or LAM or their affiliates hereunder.

9.4 Notwithstanding anything herein to the contrary, in no event shall Fund or LAM be liable to any individual or entity including, without limitation, Insurance Company, Contract Distributor or any Contractholder or Participant, with respect to any Losses that arise out of or result from a breach of any representation, warranty, and/or covenant made by Insurance Company or Contract Distributor hereunder or under an agreement containing substantially similar representations, warranties and covenants.

9.5   (a)   Promptly after receipt by a Party that may be entitled to
            indemnification under this Article ("Indemnified Party" for purposes of this Section) of notice of the commencement of any action which may result in Losses, such Indemnified Party shall, if a claim in respect thereof is to be made against the indemnifying party under this Article ("Indemnifying Party" for purposes of this Section), notify Indemnifying Party of the commencement thereof The failure to so notify shall not relieve
            Indemnifying Party from any liability under this Article IX, except to the extent that Indemnifying Party is damaged as a result of the failure to give such notice. If Indemnified Party notifies Indemnifying Party of the commencement of any such action, Indemnifying Party shall be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel reasonably satisfactory to Indemnified Party, and to the extent that Indemnifying Party has given notice to such effect and is performing its obligations under this Article, Indemnifying Party shall not be liable for any legal or other expenses subsequently incurred by Indemnified Party in connection with the defense thereof, other than reasonable costs of investigation.
            Notwithstanding the foregoing, in any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at its expense unless (a) Indemnifying Party and Indemnified Party shall have mutually agreed to the retention of such counsel or (b) the named parties to any such proceeding (including any impleaded parties) include both Indemnifying Party and Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent.

      (b) No Party shall be liable under any of the foregoing indemnification provisions with respect to any Losses or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

9.6 A successor by law of any Party to this Agreement shall be entitled to the benefits of the indemnification contained in this Article IX.

                                  ARTICLE X.
                         COMMENCEMENT AND TERMINATION

10.1 This Agreement shall continue in force until terminated in accordance with the provisions herein.

10.2  This Agreement shall terminate without penalty as to one or more
      Portfolios:

      (a) at any time from the date hereof upon 60 days' written notice by any party;

      (b) at the option of Insurance Company if it determines that shares of any Portfolio are not reasonably available to meet the requirements of the Contracts; Insurance Company shall furnish prompt written notice of election to terminate and termination shall be effective ten days after receipt of written notice unless Fund makes available a sufficient number of shares to meet the requirements of the Contracts within such ten day period;

      (c) at the option of Insurance Company upon the institution of formal proceedings against Fund or LAM or their respective affiliates by the Commission or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in Insurance Company's reasonable judgment, materially impair the other's ability to meet and perform its obligations and duties hereunder; prompt written notice of election to terminate shall be furnished with termination to be effective as specified therein;

      (d) at the option of Fund upon the institution of formal proceedings against Insurance Company or Contract Distributor or their respective affiliates by the Commission, the NASD or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in Fund's reasonable judgment, materially impair the other's ability to meet and perform its obligations and duties hereunder; prompt written notice of election to terminate shall be furnished with termination to be effective as specified therein;

      (e) at the option of Insurance Company, if Insurance Company determines in its sole judgment exercised in good faith, that Fund or LAM has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of Insurance Company, such termination to be effective sixty (60) days after receipt by Fund and LAM of written notice of the election to terminate;

      (f) at the option of Fund and LAM, if Fund and LAM determine in their sole judgment exercised in good faith, that Insurance Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of Fund or LAM, such termination to be effective sixty (60) days after receipt by Insurance Company of written notice of the election to terminate;

      (g) upon termination of the Investment Management Agreement between Fund, on behalf of its Portfolios, and LAM or its successors unless Insurance Company specifically approves the selection of a new investment adviser for the Portfolios;

      (h) at the option of Fund upon a determination by the Board in good faith that it is no longer advisable and in the best interests of shareholders for Fund to continue to operate pursuant to this Agreement; termination shall be effective upon notice by Fund to Insurance Company of such termination;

      (i) at the option of any Party, upon another's breach of any material representation, warranty or other provision of this Agreement; or

      (j) upon assignment of this Agreement, unless made with the written consent of the non-assigning Parties.

      Any such termination pursuant to this Article X shall not affect the operation of Articles V or IX of this Agreement. The Parties agree that any termination pursuant to Article VI shall be governed by that Article.

10.3 Notwithstanding any termination of this Agreement, Fund and LAM shall continue to make available additional Portfolio shares pursuant to the terms and conditions of this Agreement as provided below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as the "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts or Insurance Company, whichever shall have legal authority to do so, shall be permitted to reallocate investments among the Portfolios, redeem investments in the Portfolios and/or invest in the Portfolios upon the making of additional purchase payments under the Existing Contracts. The provisions of this Agreement shall remain in effect and thereafter either Fund or Insurance Company may terminate the Agreement, as so continued pursuant to this Section 10.3, upon prior written notice to the other Parties, such notice to be for a period that is reasonable under the circumstances but, if given by Fund, need not be for more than six months.

10.4 In the event of any termination of this Agreement, the Parties agree to cooperate and give reasonable assistance to one another in taking all necessary and appropriate steps for the purpose of ensuring that a Separate Account owns no shares of a Portfolio beyond six months from the date of termination. Such steps may include, without limitation, substituting other investment company shares for those of the affected Portfolio.

                                  ARTICLE XI.
                                  AMENDMENTS

11.1 Any changes in the terms of this Agreement shall be made by agreement in writing by the Parties hereto, except as otherwise specified herein.

                                 ARTICLE XII.
                                    NOTICE

12.1 Each notice required by this Agreement shall be given by certified mail, return receipt requested, to the appropriate Parties at the following addresses:

      Insurance Company:

                                    IDS Life Insurance Company of New York
                                    1765 Ameriprise Financial Center
                                    Minneapolis, Minnesota 55474
                                    Attn:  Vice President

      Contract Distributor:         Ameriprise Financial Services, Inc.
                                    1765 Ameriprise Financial Center
                                    Minneapolis, Minnesota 55474
                                    Attn: Vice President

      with a copy to:               Vice President and Group Counsel
                                    50607 Ameriprise Financial Center
                                    Minneapolis, Minnesota 55474

      Fund:                         Lazard Retirement Series, Inc.
                                    30 Rockefeller Plaza
                                    New York, New York 10112
                                    Attention: Charles Burgdorf

      LAM:                          Lazard Asset Management Securities LLC
                                    30 Rockefeller Plaza
                                    New York, New York 10112
                                    Attention: Nathen A. Paul, Esq.

      with a copy to:               Stroock & Stroock & Lavan LLP
                                    180 Maiden Lane
                                    New York, New York 10038-4982
                                    Attention:  Janna Manes, Esq.

      Notice shall be deemed to be given on the date of receipt by the addresses as evidenced by the return receipt.

                                 ARTICLE XIII.
                                 MISCELLANEOUS

13.1 If any provision of this Agreement is held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement will not be affected thereby.

13.2 The rights, remedies, indemnities and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, indemnities and obligations, at law or in equity, to which the Parties are entitled.

13.3 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

                                 ARTICLE XIV.
                                      LAW

14.1 This Agreement shall be construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

IN WITNESS WHEREOF, this Agreement has been executed and attested on behalf of the Parties as of the date first above written.

Attest:                                     IDS LIFE INSURANCE COMPANY OF
                                            NEW YORK

By:  /s/ Betsy Hannum                       By:  /s/ Patrick H. Carey III
   ---------------------------                 -----------------------------
Name:  Betsy Hannum                         Name:  Patrick H. Carey III
Title: Assistant Secretary                  Title: Vice President


Attest:                                     AMERIPRISE FINANCIAL SERVICES,
                                            INC.

By:  /s/ Betsy Hannum                       By:  /s/ Patrick H. Carey III
   ---------------------------                 -----------------------------
Name:  Betsy Hannum                         Name:  Patrick H. Carey III
Title: Assistant Secretary                  Title: Vice President


Attest:                                     LAZARD RETIREMENT SERIES, INC.

By:  John T. McSharry                       By:  /s/ Charles L. Carroll
   ---------------------------                 -----------------------------
Name:  John T. McSharry                     Name:  Charles L. Carroll
Title: Vice President                       Title: Deputy Chairman


Attest:                                     LAZARD ASSET MANAGEMENT
                                            SECURITIES LLC

By:  /s/ John T. McSharry                   By:  /s/ Charles L. Carroll
   ---------------------------                 -----------------------------
Name:  John T. McSharry                     Name:  Charles L. Carroll
Title: Vice President                       Title: Deputy Chairman

                                                                    SCHEDULE 1

                     IDS LIFE INSURANCE COMPANYOF NEW YORK

Name of Portfolio:  Lazard Retirement International Equity Portfolio-Service
                    Shares

-------------------------------------------------------------------------------------------------
CONTRACT                          SEPARATE ACCOUNT                CONTRACT FORM NUMBERS
-------------------------------------------------------------------------------------------------
RiverSource Retirement                                            31053A
Advisor Advantage Plus(SM)        IDS Life of New York
Variable Annuity                  Variable Annuity Account
-------------------------------------------------------------------------------------------------
RiverSource Retirement                                            31053, 31054, 31055-SEP,
Advisor Advantage(R) Variable     IDS Life of New York            31056-IRA
Annuity                           Variable Annuity Account
-------------------------------------------------------------------------------------------------
RiverSource Retirement                                            31053, 31054, 31055-SEP,
Advisor Advantage(R) Variable     IDS Life of New York            31056-IRA
Annuity - Band 3                  Variable Annuity Account
-------------------------------------------------------------------------------------------------
RiverSource Retirement            IDS Life of New York            139035A
Advisor Select Plus(SM)           Variable Annuity Account
Variable Annuity
-------------------------------------------------------------------------------------------------
RiverSource Retirement            IDS Life of New York            139035, 139036, 139037 and
Advisor Select(R) Variable        Variable Annuity Account        139038
Annuity
-------------------------------------------------------------------------------------------------
RiverSource Retirement            IDS Life of New York            31053, 31054, 31055-SEP,
Advisor Variable Annuity(R)       Variable Annuity Account        31056-IRA
-------------------------------------------------------------------------------------------------
RiverSource Retirement            IDS Life of New York            31053, 31054, 31055-SEP,
Advisor Variable Annuity(R) -     Variable Annuity Account        31056-IRA
Band 3
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
RiverSource Succession            IDS Life of New York            39090C
Select(SM) Variable Life          Account 8
Insurance
-------------------------------------------------------------------------------------------------
RiverSource Variable Second-      IDS Life of New York e          39090
To-Die Life Insurance(SM)         Account 8
-------------------------------------------------------------------------------------------------
RiverSource Variable              IDS Life of NewYork             39061
Universal Life Insurance III(SM)  Account 8
-------------------------------------------------------------------------------------------------
RiverSource Variable              IDS Life of New York            39060
Universal Life Insurance(SM)      Account 8
-------------------------------------------------------------------------------------------------
RiverSource(R) Variable           IDS Life of New York            39061C
Universal Life IV                 Account 8
-------------------------------------------------------------------------------------------------
RiverSource(R) Variable           IDS Life of New York            39061C
Universal Life IV - Estate        Account 8
Series
-------------------------------------------------------------------------------------------------

                                                                    SCHEDULE 2

                       PORTFOLIO SHARE ORDER PROCESSING

PRICING

1. Each Business Day, Fund shall use its best efforts to make each Portfolio's closing net asset value per share ("NAV") available to Insurance Company by 6:30 p.m. Eastern time.

2. At the end of each Business Day, Insurance Company shall calculate each Separate Account's unit values. Using this unit value, Insurance Company shall process that Business Day's Contract and Separate Account transactions to determine the net dollar amount of each Portfolio's shares to be purchased or redeemed.

3. Fund hereby appoints Insurance Company as its agent for the limited purpose of receiving orders for the purchase and redemption of Portfolio shares for the Separate Accounts. Fund will execute orders at the applicable net asset value per share determined as of the close of trading on the New York Stock Exchange (the "close of trading") on the day of receipt of such orders by Insurance Company acting as agent ("effective trade date"), provided that Fund receives both the notice of the order and any related purchase payments in accordance with this Schedule. With each communication of orders, Insurance Company represents and warrants that orders submitted by Insurance Company for execution on the effective trade date represent purchase or redemption orders received from Contractholders prior to the close of trading on the effective trade date.

4. Insurance Company shall use its best efforts to transmit net purchase or redemption orders to Fund or its designee by 9:30, a.m. Eastern time on the Business Day next following the effective trade date, but no later than 10:00 a.m., provided that the Insurance Company shall notify the Fund or its designee if such transmission will be after 9:45 a.m. For informational purposes only, Insurance Company shall separately describe the amount of shares of each Portfolio that are being purchased, redeemed, or exchanged from one Portfolio to the other. In addition, Insurance Company shall use its best efforts to notify Fund in advance of any unusually large purchase or redemption orders.

5. Fund shall execute purchase and redemption orders for a Portfolio's shares that relate to Insurance Company's General Account, or that do not relate to Contract transactions, at that Portfolio's NAV next determined after Fund (not Insurance Company) receives the order and any related purchase payments in accordance with this Schedule.

6. Fund shall execute purchase and redemption orders for a Portfolio's shares that relate to Contracts funded by Separate Accounts either registered under the 1940 Act or not so registered in the same manner, but only to the extent that Insurance Company represents and warrants that it is legally or contractually obligated to treat such orders in the same manner. Each order for Portfolio shares placed by Insurance Company that is attributable, in whole or in part, to Contracts funded by an unregistered Separate Account shall be deemed to constitute such representation and warranty by Insurance Company unless the order specifically states to the contrary. Otherwise, Fund shall treat orders attributable to unregistered Separate Account Contracts in the same manner as orders for the General Account.

7. Fund shall execute purchase or redemption orders for a Portfolio's shares that do not satisfy the conditions specified in this Schedule at the Portfolio's NAV next determined after such conditions have been satisfied.

8. If Fund provides Insurance Company with materially incorrect net asset value per share information through no fault of Insurance Company, Insurance Company, on behalf of the Separate Account, may be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share in accordance with Fund's current policies for correcting pricing errors. An incorrect net asset value per share information will be deemed "material" based on Fund's interpretation of the SEC's position and policy with regard to materiality, as it may be modified from time to time. Any material error in the calculation of net asset value per share, dividend rate or capital gain distribution rate information shall be reported promptly upon discovery to Insurance Company.

PAYMENT

9. Insurance Company shall pay for any net purchase order by wiring Federal Funds to Fund or its designated custodial account by 4:00 p.m. Eastern time on the same Business Day it transmits the order to Fund. If Fund does not receive such payment by 4:00 p.m., Insurance Company shall promptly, upon Fund's request, reimburse Fund for any charges, costs, fees, interest or other expenses incurred by Fund in connection with any advances to, or borrowings or overdrafts by, Fund, or any similar expenses incurred by Fund, as a result of portfolio transactions effected by Fund based upon such purchase request.

10. Fund shall pay for any net redemption order by wiring the redemption proceeds to Insurance Company, except as provided below, within two Business Days after Insurance Company transmits such order to Fund or, upon notice to Insurance Company, such longer period as permitted by the 1940 Act or the rules, orders or regulations thereunder. In the case of any net redemption order valued at or greater than $1 million, Fund shall wire such amount to Insurance Company within six days of the order. In the case of any net redemption order requesting the application of proceeds from the redemption of one Portfolio's shares to the purchase of another Portfolio's shares, Fund shall so apply such proceeds the same Business Day that Insurance Company transmits such order to Fund.

FREQUENT TRANSFERS

11. Insurance Company understands the Fund has adopted policies and procedures reasonably designed to prevent frequent or excessive purchases, exchanges and redemptions of the shares of Portfolios ("disruptive trading"). These policies are disclosed in the Fund's prospectus.

      The Fund understands that the Insurance Company on behalf of its Separate Accounts has adopted policies and procedures reasonably designed to detect and deter frequent transfers of Contract value among the subaccounts of the Separate Accounts including those investing in Portfolios available as investment options under the Contracts. These policies and procedures are described in the current prospectuses of the Separate Accounts through which the Contracts are offered.

      The Fund may consider the Insurance Company's policies and procedures pertaining to frequent transfers of Contract value among the subaccounts of the Separate Account(s) including those investing in Portfolios when the Fund periodically reviews or amends the Fund's disruptive trading policies and procedures from time to time. The Fund may invite comment from and confer with Insurance Company regarding any proposed policy and procedure of the Fund pertaining to disruptive trading to determine prior to adopting such proposed policy or procedure the Insurance Company's then-present ability to apply such proposed policy or procedure to Contractholders who allocate Contract value to subaccounts investing in Portfolios available under the Contracts, including without limitation whether the Insurance Company can apply such proposed policy or procedure without the need to modify its automated data processing systems or to develop and staff manual systems to accommodate the implementation of the Fund's proposed policy or procedure.

      The Company will cooperate with the Fund's reasonable requests in taking steps to deter and detect such transfers by any Contractholder. The Insurance Company will provide promptly upon written request by the Fund, directly or through its designee:

      o the Taxpayer Identification Number of all Contractholders that purchased, redeemed, transferred, or exchanged units of a subaccount investing in shares of a Portfolio held under a Contract; and,

      o the amount and dates of such Contractholders purchases, redemptions, transfers and exchanges in subaccounts available under the Contract which invest in shares of any Portfolio.

      The Insurance Company will execute any instructions from the Fund, directly or through its designee, to restrict or prohibit further purchases, transfers or exchanges in subaccounts available under the Contract which invest in shares of any Portfolio by any Contractholder who has been identified by the Fund, or its designee, as having engaged in transactions that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding securities issued by any Portfolio.

      The Parties shall negotiate in good faith such additional terms and conditions regarding implementation of the foregoing obligations of the Parties under Rule 22c-2, or any amendments to Rule 22c-2, as any Party may wish to address.